Exhibit 21
Subsidiaries of KEMPER CORPORATION

 Subsidiaries of Kemper Corporation, with their states of incorporation in parentheses, are as follows:

1.Accelerate Insurance Network, LLC (Illinois)
2.Access Insurance Agency of Arizona, LLC (Arizona)
3.Access Insurance Agency of Indiana, LLC (Indiana)
4.Access Insurance Agency of Nevada, LLC (Nevada)
5.Access Insurance Agency of South Carolina, LLC (South Carolina)
6.Agencia de Seguros de Acceso, LLC (Texas)
7.Alliance United Insurance Company (California)
8.Alliance United Insurance Services, LLC (California)
9.Alpha Property & Casualty Insurance Company (Wisconsin)
10.American Access Casualty Company (Illinois)
11.American Access Holdings, LLC (Delaware)
12.Capitol County Mutual Fire Insurance Company (Texas)*
13.Casualty Underwriters, Inc. (Georgia)
14.Charter Indemnity Company (Texas)
15.Coronado Medical Center, LLC (Delaware)
16.Cranberry Holdings, Inc. (Delaware)
17.Direct Response Corporation (Delaware)
18.Family Security Funerals Company (Texas)
19.Financial Indemnity Company (Illinois)
20.Foothills Corporate, LLC (Delaware)
21.Illinois Vehicle Insurance Agency, LLC (Illinois)
22.Infinity Agency of Texas, Inc. (Texas)
23.Infinity Assurance Insurance Company (Ohio)
24.Infinity Auto Insurance Company (Ohio)
25.Infinity Casualty Insurance Company (Ohio)
26.Infinity County Mutual Insurance Company (Texas)*
27.Infinity Financial Centers, LLC (Delaware)
28.Infinity Indemnity Insurance Company (Indiana)
29.Infinity Insurance Agency, Inc. (Alabama)
30.Infinity Insurance Company (Indiana)
31.Infinity Preferred Insurance Company (Ohio)
32.Infinity Property and Casualty Corporation (Ohio)
33.Infinity Safeguard Insurance Company (Ohio)
34.Infinity Select Insurance Company (Indiana)
35.Infinity Standard Insurance Company (Indiana)
36.KAHG LLC (Illinois)
37.Kemper Bermuda Ltd. (Bermuda)
38.Kemper Center, LLC (Delaware)
39.Kemper Corporate Services, Inc. (Illinois)
40.Kemper Financial Indemnity Company (Illinois)
41.Kemper General Agency, Inc. (Texas)
42.Kemper Independence Insurance Company (Illinois)
43.Kemper Management LLC (Illinois)
44.Kemper Personal Insurance General Agency, Inc. (Texas)
45.Kemper Properties, LLC (Delaware)
46.Kemper Reciprocal (Illinois)
47.Leader Group, Inc. (Ohio)
48.Leader Managing General Agency, Inc. (Texas)
49.Merastar Industries LLC (Delaware)
50.Merastar Insurance Company (Illinois)
51.Mutual Savings Fire Insurance Company (Alabama)
52.Mutual Savings Life Insurance Company (Alabama)
53.NCM Management Corporation (Delaware)
54.Newins Insurance Agency Holdings, LLC (Illinois)
55.Newins Real Estate Holdings, LLC (Illinois)
56.North Scottsdale Gateway, LLC (Delaware)
57.Old Reliable Casualty Company (Missouri)*
58.Randolph Investments Fund, LLC (Delaware)
59.Response Insurance Company (Illinois)
60.Response Worldwide Direct Auto Insurance Company (Illinois)
61.Response Worldwide Insurance Company (Illinois)
62.Security One Agency LLC (Illinois)
63.Skyline Esplanade 6, LLC (Delaware)
64.Skyline Esplanade 7, LLC (Delaware)

65.Skyline Esplanade 9, LLC (Delaware)
66.Summergate Corporate Center, LLC (Delaware)
67.The Infinity Group, Inc. (Indiana)
68.The Kemper Foundation (Illinois)**
69.The Reliable Life Insurance Company (Missouri)
70.Trinity Universal Insurance Company (Texas)
71.Union National Fire Insurance Company (Louisiana)
72.Union National Life Insurance Company (Louisiana)
73.United Casualty Insurance Company of America (Illinois)
74.United Insurance Company of America (Illinois)
75.Unitrin Advantage Insurance Company (New York)
76.Unitrin Auto and Home Insurance Company (New York)
77.Unitrin County Mutual Insurance Company (Texas)*
78.Unitrin Direct Insurance Company (Illinois)
79.Unitrin Direct Property & Casualty Company (Illinois)
80.Unitrin Preferred Insurance Company (New York)
81.Unitrin Safeguard Insurance Company (Wisconsin)
82.Valley Property & Casualty Insurance Company (Oregon)
83.Warner Insurance Company (Illinois)

* May be deemed to be an affiliate pursuant to Rule 1-02 of SEC Regulation S-X.
** Not-for-profit corporation